                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported):  May 21, 1998

                             Dynatech Corporation
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                 Massachusetts
                 -------------------------------------------
                (State or other jurisdiction of incorporation)

        0-7438                                        04-2258582
------------------------               -------------------------------------
(Commission File Number)              (I.R.S. Employer Identification Number)


        3 New England Executive Park, Burlington, Massachusetts  01803
        --------------------------------------------------------------
              (Address of principal executive offices) (zip code)

      Registrant's telephone number, including area code:  (781) 272-6100

         ------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 5.  Other Events.

          Dynatech Corporation, a Massachusetts corporation (the "Company") consummated on May 21, 1998 a recapitalization which was effected with CDRD Merger Corporation, a Delaware corporation ("MergerCo") formed by Clayton, Dubilier & Rice Fund V Limited Partnership, pursuant to an Agreement and Plan of Merger dated as of December 20, 1997 (the "Merger Agreement") under which MergerCo merged with and into the Company (the "Merger") and the separate corporate existence of MergerCo ceased. After the Merger, the Company has continued as the surviving corporation (the "Surviving Corporation"). In the Merger, each outstanding share of common stock, par value $.20 per share (the "Company Common Stock") of the Company was converted into the right to receive (a) $47.75 in cash and (b) 0.5 shares of common stock, no par value, of the Surviving Corporation (the "Recapitalized Common Stock") (except that any shares of Company Common Stock held in the Company's treasury or by MergerCo were canceled). Each share of MergerCo common stock was converted into one share of Recapitalized Common Stock. Trading of the Company Common Stock has been suspended, and the Company anticipates that the Company Common Stock will be delisted from the New York Stock Exchange in the near future. The stockholders of the Company approved the Merger Agreement and the Merger in a Special Meeting of the Company's stockholders held on May 21, 1998.

          The consummation of the transaction was announced publicly on May 21, 1998. A copy of the press release is attached as an exhibit and is incorporated herein by reference.

     Exhibit index appears on Page 4.

     Item 7.  Financial Statements and Exhibits.

     The following are filed as Exhibits to this Report.

     Exhibit:

     99.1 Press Release dated May 21, 1998.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Dynatech Corporation


Dated:  June 1, 1998.                   By: /s/ Mark V. B. Tremallo
                                           ------------------------
                                           Mark V. B. Tremallo
                                           Corporate Vice President

                                 Exhibit Index
                                 -------------

     Number              Exhibit
     ------              -------

     99.1                Press Release dated May 21, 1998.